Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces First Quarter 2018 Financial Results and Affirms 2018 Guidance
FIRST QUARTER 2018 HIGHLIGHTS

•	Revenues increased $4.8 million, or 2.6%, to $193.7 million in Q1 2018 compared to $188.8 million in Q1 2017.

•	Net loss from continuing operations was $3.2 million in Q1 2018 compared to net income from continuing operations of $5.2 million in Q1 2017.

•	Adjusted EBITDA(5), a non-GAAP measure, was $13.7 million in Q1 2018 compared to $27.1 million in Q1 2017.

•	Diluted loss per share from continuing operations was $0.15 in Q1 2018 compared to diluted earnings per share from continuing operations of $0.24 in Q1 2017.

•	Adjusted diluted earnings per share from continuing operations(5), a non-GAAP measure, was $0.19 in Q1 2018 compared to $0.55 in Q1 2017.

•	Huron affirms its previous earnings guidance range for full year 2018, including revenue expectations in a range of $720.0 million to $760.0 million.
CHICAGO - May 1, 2018 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the first quarter ended March 31, 2018.
"Led by strong growth in our Education segment, our first quarter results were consistent with our expectations, and today we affirm our full year guidance" said James H. Roth, chief executive officer and president of Huron. "The Healthcare segment continued to make progress in its operational turnaround, and the Business Advisory segment reported solid revenue growth compared to prior year results.”
FIRST QUARTER 2018 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $4.8 million, or 2.6%, to $193.7 million for the first quarter of 2018 compared to $188.8 million for the first quarter of 2017. First quarter 2018 revenues included $6.4 million of incremental revenues due to the full quarter impact of Huron's acquisition of Innosight, which was completed in March 2017, as well as revenues from the company's acquisition of the international assets of ADI Strategies, which was completed in April 2017 and has since been fully integrated into the Business Advisory segment.
Net loss from continuing operations was $3.2 million for the first quarter of 2018 compared to net income from continuing operations of $5.2 million for the same period last year. Diluted loss per share from continuing operations was $0.15 for the first quarter of 2018, compared to diluted earnings per share from continuing operations of $0.24 for the first quarter of 2017.

First quarter 2018 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) was $12.2 million, compared to EBITDA of $26.8 million in the same period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2018	2017
Amortization of intangible assets	$6,303	$8,652
Non-cash interest on convertible notes	$2,021	$1,928
Other losses	$830	$—
Restructuring charges	$712	$279
Tax effect	$(2,565)	$(4,192)
Tax expense related to the enactment of Tax Cuts and Jobs Act of 2017	$132	$—
Foreign currency transaction losses (gains)	$(53)	$17
Adjusted EBITDA(5) was $13.7 million, or 7.1% of revenues, in the first quarter of 2018, compared to $27.1 million, or 14.4% of revenues, in the same quarter last year. Adjusted net income from continuing operations(5) was $4.2 million, or $0.19 per diluted share, for the first quarter of 2018, compared to $11.8 million, or $0.55 per diluted share, for the same period in 2017.
The average number of full-time billable consultants(1) increased 8.2% to 2,126 in the first quarter of 2018 compared to 1,965 in the same quarter last year. Full-time billable consultant utilization rate(2) was 73.7% during the first quarter of 2018 compared to 73.9% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $198 for the first quarter of 2018 compared to $216 for the first quarter of 2017. The average number of full-time equivalent professionals(4) was 264 in the first quarter of 2018 compared to 276 for the same period in 2017.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2018 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (29%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2018.
OUTLOOK FOR 2018(6)
Based on currently available information, the company affirmed guidance for full year 2018 revenues before reimbursable expenses in a range of $720.0 million to $760.0 million. The company also anticipates net income in a range of $23.0 million to $29.5 million, and both EBITDA and adjusted EBITDA in a range of $86.5 million to $98.5 million. GAAP diluted earnings per share is expected in a range of $1.05 to $1.35, and non-GAAP adjusted diluted earnings per share is expected in a range of $2.10 to $2.40.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FIRST QUARTER 2018 WEBCAST
The company will host a webcast to discuss its financial results today, May 1, 2018, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(5)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2017, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues and reimbursable expenses:
Revenues	$193,679	$188,849
Reimbursable expenses	17,619	16,950
Total revenues and reimbursable expenses	211,298	205,799
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	132,786	115,741
Amortization of intangible assets and software development costs	1,218	2,986
Reimbursable expenses	17,549	16,869
Total direct costs and reimbursable expenses	151,553	135,596
Operating expenses and other losses:
Selling, general and administrative expenses	47,078	46,856
Restructuring charges	712	279
Other losses	830	—
Depreciation and amortization	8,803	8,919
Total operating expenses and other losses	57,423	56,054
Operating income	2,322	14,149
Other income (expense), net:
Interest expense, net of interest income	(4,986)	(4,004)
Other income (expense), net	(145)	758
Total other expense, net	(5,131)	(3,246)
Income (loss) from continuing operations before taxes	(2,809)	10,903
Income tax expense	413	5,748
Net income (loss) from continuing operations	(3,222)	5,155
Income (loss) from discontinued operations, net of tax	(42)	143
Net income (loss)	$(3,264)	$5,298
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$(0.15)	$0.24
Income (loss) from discontinued operations, net of tax	—	0.01
Net income (loss)	$(0.15)	$0.25
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$(0.15)	$0.24
Income (loss) from discontinued operations, net of tax	—	0.01
Net income (loss)	$(0.15)	$0.25
Weighted average shares used in calculating earnings per share:
Basic	21,592	21,239
Diluted	21,592	21,474
Comprehensive income (loss):
Net income (loss)	$(3,264)	$5,298
Foreign currency translation adjustments, net of tax	34	424
Unrealized gain on investment, net of tax	2,166	1,777
Unrealized gain on cash flow hedging instruments, net of tax	432	45
Other comprehensive income	2,632	2,246
Comprehensive income (loss)	$(632)	$7,544

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$6,436	$16,909
Receivables from clients, net	106,046	101,778
Unbilled services, net	75,950	57,618
Income tax receivable	4,073	4,039
Prepaid expenses and other current assets	13,633	10,951
Total current assets	206,138	191,295
Property and equipment, net	43,835	45,541
Deferred income taxes, net	15,134	16,752
Long-term investment	42,831	39,904
Other non-current assets	30,445	25,375
Intangible assets, net	66,503	72,311
Goodwill	646,367	645,750
Total assets	$1,051,253	$1,036,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,851	$9,194
Accrued expenses and other current liabilities	21,473	20,144
Accrued payroll and related benefits	49,292	73,698
Accrued contingent consideration for business acquisitions	9,415	8,515
Deferred revenues	24,525	27,916
Total current liabilities	112,556	139,467
Non-current liabilities:
Deferred compensation and other liabilities	22,074	20,895
Accrued contingent consideration for business acquisitions, net of current portion	14,666	14,313
Long-term debt, net of current portion	378,210	342,507
Deferred lease incentives	15,137	15,333
Deferred income taxes, net	1,140	1,097
Total non-current liabilities	431,227	394,145
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 24,933,923 and 24,560,468 shares issued at March 31, 2018 and December 31, 2017, respectively	243	241
Treasury stock, at cost, 2,519,883 and 2,443,577 shares at March 31, 2018 and December 31, 2017, respectively	(123,235)	(121,994)
Additional paid-in capital	438,325	434,256
Retained earnings	179,135	180,443
Accumulated other comprehensive income	13,002	10,370
Total stockholders’ equity	507,470	503,316
Total liabilities and stockholders’ equity	$1,051,253	$1,036,928

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(3,264)	$5,298
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	10,021	11,931
Share-based compensation	4,483	3,939
Amortization of debt discount and issuance costs	2,615	2,482
Allowances for doubtful accounts and unbilled services	201	1,346
Deferred income taxes	—	7,316
Change in fair value of contingent consideration liabilities	830	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	(4,452)	6,663
(Increase) decrease in unbilled services, net	(15,991)	(14,282)
(Increase) decrease in current income tax receivable / payable, net	(805)	(2,026)
(Increase) decrease in other assets	(3,753)	(828)
Increase (decrease) in accounts payable and accrued liabilities	901	4,701
Increase (decrease) in accrued payroll and related benefits	(23,633)	(43,317)
Increase (decrease) in deferred revenues	(3,416)	(1,615)
Net cash used in operating activities	(36,263)	(18,392)
Cash flows from investing activities:
Purchases of property and equipment, net	(1,369)	(6,503)
Investment in life insurance policies	(1,455)	(133)
Purchases of businesses, net of cash acquired	(215)	(101,817)
Capitalization of internally developed software costs	(728)	(265)
Proceeds from note receivable	—	177
Net cash used in investing activities	(3,767)	(108,541)
Cash flows from financing activities:
Proceeds from exercise of stock options	234	—
Shares redeemed for employee tax withholdings	(2,684)	(4,181)
Proceeds from borrowings under credit facility	91,500	179,000
Repayments of debt	(58,124)	(51,000)
Payments for debt issuance costs	(1,385)	(395)
Payment of contingent consideration liabilities	—	(873)
Net cash provided by financing activities	29,541	122,551
Effect of exchange rate changes on cash	16	22
Net decrease in cash and cash equivalents	(10,473)	(4,360)
Cash and cash equivalents at beginning of the period	16,909	17,027
Cash and cash equivalents at end of the period	$6,436	$12,667

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2018	2017
Healthcare:
Revenues	$89,895	$98,452	(8.7)%
Operating income	$24,460	$34,150	(28.4)%
Segment operating income as a percentage of segment revenues	27.2%	34.7%
Business Advisory:
Revenues	$55,895	$48,116	16.2%
Operating income	$8,998	$9,866	(8.8)%
Segment operating income as a percentage of segment revenues	16.1%	20.5%
Education:
Revenues	$47,889	$42,281	13.3%
Operating income	$11,425	$11,515	(0.8)%
Segment operating income as a percentage of segment revenues	23.9%	27.2%
Total Company:
Revenues	$193,679	$188,849	2.6%
Reimbursable expenses	17,619	16,950	3.9%
Total revenues and reimbursable expenses	$211,298	$205,799	2.7%
Statements of Operations reconciliation:
Segment operating income	$44,883	$55,531	(19.2)%
Items not allocated at the segment level:
Other operating expenses	32,928	32,463	1.4%
Other losses	830	—	N/M
Depreciation and amortization	8,803	8,919	(1.3)%
Total operating income	2,322	14,149	(83.6)%
Other expense, net	(5,131)	(3,246)	58.1%
Income (loss) from continuing operations before taxes	$(2,809)	$10,903	(125.8)%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	792	857	(7.6)%
Business Advisory	783	680	15.1%
Education	568	478	18.8%
Total	2,143	2,015	6.4%
Average number of full-time billable consultants (for the period) (1):
Healthcare	780	867
Business Advisory	784	627
Education	562	471
Total	2,126	1,965

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data (continued):	2018	2017
Full-time billable consultant utilization rate (2):
Healthcare	81.3%	72.3%
Business Advisory	66.1%	75.2%
Education	75.0%	74.9%
Total	73.7%	73.9%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$202	$228
Business Advisory	$187	$199
Education	$207	$218
Total	$198	$216
Revenue per full-time billable consultant (in thousands):
Healthcare	$76	$76
Business Advisory	$68	$73
Education	$74	$78
Total	$73	$76
Average number of full-time equivalents (for the period) (4):
Healthcare	208	216
Business Advisory	16	20
Education	40	40
Total	264	276
Revenue per full-time equivalent (in thousands):
Healthcare	$148	$150
Business Advisory	$153	$105
Education	$155	$146
Total	$149	$146

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours all full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
Consists of cultural transformation consultants within the Studer Group solution, which include coaches and their support staff, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues	$193,679	$188,849
Net income (loss) from continuing operations	$(3,222)	$5,155
Add back:
Income tax expense	413	5,748
Interest expense, net of interest income	4,986	4,004
Depreciation and amortization	10,021	11,905
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	12,198	26,812
Add back:
Other losses	830	—
Restructuring charges	712	279
Foreign currency transaction losses (gains), net	(53)	17
Adjusted EBITDA (5)	$13,687	$27,108
Adjusted EBITDA as a percentage of revenues (5)	7.1%	14.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (5)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income (loss) from continuing operations	$(3,222)	$5,155
Weighted average shares – diluted	21,592	21,474
Diluted earnings (loss) per share from continuing operations	$(0.15)	$0.24
Add back:
Amortization of intangible assets	6,303	8,652
Non-cash interest on convertible notes	2,021	1,928
Other losses	830	—
Restructuring charges	712	279
Tax effect	(2,565)	(4,192)
Tax expense related to the enactment of Tax Cuts and Jobs Act of 2017	132	—
Total adjustments, net of tax	7,433	6,667
Adjusted net income from continuing operations (5)	$4,211	$11,822
Adjusted weighted average shares - diluted (6)	21,813	21,474
Adjusted diluted earnings per share from continuing operations (5)	$0.19	$0.55

(5)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(6)
As the company reported a net loss for the three months ended March 31, 2018, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for those periods. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2018 OUTLOOK
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected revenues - GAAP	$720.0	$760.0
Projected net income - GAAP	$23.0	$29.5
Add back:
Income tax expense	9.0	13.5
Interest expense, net of interest income	18.5	19.0
Depreciation and amortization	36.0	36.5
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	86.5	98.5
Add back:
Other losses	—	—
Restructuring charges	—	—
Projected adjusted EBITDA (7)	$86.5	$98.5
Projected adjusted EBITDA as a percentage of projected revenues (7)	12.0%	13.0%
RECONCILIATION OF NET INCOME
TO ADJUSTED NET INCOME (7)
(In millions, except per share amounts)
(Unaudited)

	Year Ending
	December 31, 2018
	Guidance Range
	Low	High
Projected net income - GAAP	$23.0	$29.5
Projected diluted earnings per share - GAAP	$1.05	$1.35
Add back:
Amortization of intangible assets	24.0	24.0
Non-cash interest on convertible notes	8.0	8.0
Other losses	—	—
Restructuring charges	—	—
Tax effect	(8.0)	(8.0)
Total adjustments, net of tax	24.0	24.0
Projected adjusted net income (7)	$47.0	$53.5
Projected adjusted diluted earnings per share (7)	$2.10	$2.40

(7)
In evaluating the company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income, and projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net loss and projected diluted loss per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.